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                           AMERICAN TOWER CORPORATION

               NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

           Pursuant to the Offer to Exchange dated September 24, 2001

To: American Tower Corporation
Attn: Ms. Aileen Torrance

   I previously received a copy of the Offer to Exchange and the materials accompanying the offer. I completed, signed and returned the election form, in which I elected to offer to exchange eligible options. I now wish to change that election.

   I understand that in order to withdraw my acceptance and to reject the offer, I must sign and deliver this notice to Ms. Aileen Torrance at American Tower before 5:00 P.M., Eastern Standard Time, on October 26, 2001, or if American Tower extends the deadline to exchange options, before the extended expiration of the offer, and put an "X" in the following box:

   [_] I do not wish to offer for exchange the following eligible options (list all options that you no longer wish to exchange. If all, write "all").

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   By rejecting the offer to exchange options, I understand that I will not receive any new options and I will keep the options listed on my election form. These options will continue to be governed by the 1997 Stock Option Plan, as amended and restated, and the existing option agreements.

Date: ___________  , 2001                 _____________________________________
                                          Signature

                                          _____________________________________
                                          Name (please print)

                                          _____________________________________
                                          Social Security Number

                                          _____________________________________
                                          Telephone Number During Working
                                           Hours